Penn Mutual

The Penn Mutual Life Insurance Company
The Penn Insurance and Annuity Company

Application for Individual Life Insurance
COMPACT

Proposed Insured

Proposed Insured (PI 1)

1. First Name	Middle Name	Last Name	Suffix
2. Gender	3. Date of Birth	4. Social Security/Tax ID #	
5. Do you have a valid driver's license?	6. Marital Status	7. Birth Place (State/Country)	
8. Are you a U.S. citizen or a permanent resident and have resided in the U.S. for more than two years?			
9. Residence Address Street	City	State Zip	
10. Mailing Address Street	City	State Zip	
11. Years at Address	12. Phone Number(s) Personal Business	13. Email Address	
14. Are you currently employed?	15. What is your current occupation?		

Proposed Insured (PI 2)

1. First Name	Middle Name	Last Name	Suffix
2. Gender	3. Date of Birth	4. Social Security/Tax ID #	
5. Do you have a valid Driver's license?	6. Marital Status	7. Birth Place (State/Country)	
8. Are you a U.S. citizen or a permanent resident and have resided in the U.S. for more than two years?			
9. Residence Address Street	City	State Zip	
10. Mailing Address Street	City	State Zip	
11. Years at Address	12. Phone Number(s) Personal Business	13. Email Address	
14. Are you currently employed?	15. What is your current occupation?	16. Relationship to First Insured	

PM8270COM
ICC17 PM8270COM

The Penn Mutual Life Insurance Company
Philadelphia, PA 19172, www.pennmutual.com

Rev. 07/21

Owner Owner 1. Is the Owner a Person or Business/Trust? 2. First Name Middle Name Last Name Suï¬ƒx 3. Residence Address Street City State Zip 4. Mailing Address Street City State Zip 5. Date of Birth/Date of Trust 6. Social Security/Tax ID # 7. Phone Number(s) Personal Business 8. Email Address 9. Relationship to Proposed Insured 10. Name of Trustee(s)/Authorized Company Representative 11. Drivers License State, No., Issue and Expiration Date 12. What is the amount of life insurance carried on the life of the Owner? Contingent Owner 1. Is the Owner a Person or Business/Trust? 2. First Name Middle Name Last Name Suï¬ƒx 3. Residence Address Street City State Zip 4. Mailing Address Street City State Zip 5. Date of Birth/Date of Trust 6. Social Security/Tax ID # 7. Phone Number(s) Personal Business 8. Email Address 9. Relationship to Proposed Insured 10. Name of Trustee(s)/Authorized Company Representative 11. Drivers License State, No., Issue and Expiration Date PM8270COM Rev. 07/21 ICC17 PM8270COM

Beneficiary

Primary Beneficiary

I. Is the Beneficiary a Person or Business/Trust?

1. First Name	Middle Name	Last Name	Suffix
2. Mailing Address Street	City	State	Zip

3. Date of Birth/Date of Trust	4. Social Security/Tax ID #
5. Phone Number(s) Personal Business	6. Email Address
7. Relationship to Proposed Insured	8. Percentage of Benefit

II. Is the Beneficiary a Person or Business/Trust?

1. First Name	Middle Name	Last Name	Suffix
2. Mailing Address Street	City	State	Zip

3. Date of Birth/Date of Trust	4. Social Security/Tax ID #
5. Phone Number(s) Personal Business	6. Email Address
7. Relationship to Proposed Insured	8. Percentage of Benefit

III. Is the Beneficiary a Person or Business/Trust?

1. First Name	Middle Name	Last Name	Suffix
2. Mailing Address Street	City	State	Zip

3. Date of Birth/Date of Trust	4. Social Security/Tax ID #
5. Phone Number(s) Personal Business	6. Email Address
7. Relationship to Proposed Insured	8. Percentage of Benefit

IV. Is the Beneficiary a Person or Business/Trust?

1. First Name	Middle Name	Last Name	Suffix
2. Mailing Address Street	City	State	Zip

3. Date of Birth/Date of Trust	4. Social Security/Tax ID #
5. Phone Number(s) Personal Business	6. Email Address
7. Relationship to Proposed Insured	8. Percentage of Benefit

PM8270COM
ICC17 PM8270COM
Rev. 07/21

Beneficiary

Contingent Beneficiary

I. Is the Beneficiary a Person or Business/Trust?

1. First Name	Middle Name	Last Name	Suffix
2. Mailing Address Street	City	State	Zip

3. Date of Birth/Date of Trust	4. Social Security/Tax ID #
5. Phone Number(s) Personal Business	6. Email Address
7. Relationship to Proposed Insured	8. Percentage of Benefit

II. Is the Beneficiary a Person or Business/Trust?

1. First Name	Middle Name	Last Name	Suffix
2. Mailing Address Street	City	State	Zip

3. Date of Birth/Date of Trust	4. Social Security/Tax ID #
5. Phone Number(s) Personal Business	6. Email Address
7. Relationship to Proposed Insured	8. Percentage of Benefit

Billing and Premium Information

I. Billing Mode and or Method of Payment

1. What billing frequency would you like?

_____ Single
_____ Semi-Annual
_____ Monthly Recurring Premium (Penn Check)
_____ Salary Allotment
_____ Annual
_____ Quarterly
_____ SPIA Period Certain; Number of Years _____

II. Sources of Premium

1. What are the sources of premium?

_____ Applicant's personal income
_____ Applicant's family member
_____ Applicant's spouse
_____ Applicant's personal liquid assets
_____ Applicant's personal illiquid assets
_____ Premium finance company
_____ Trust
_____ Mortgage, reverse mortgage or home equity loan
_____ SPIA Payments
_____ Annuity payments
_____ Transfer of funds from existing policy
_____ Employer
_____ Privately owned business

PM8270COM
ICC17 PM8270COM
Rev. 07/21

Life Insurance In Force or Pending

1. Has any Proposed Insured, within the past five years had an application for Health or Life Insurance rated, postponed or declined? __________

2. Does any Proposed Insured have any formal or informal applications pending with any other life insurance company now? __________

3. Does any Proposed Insured have any existing life insurance or annuities in force? __________
If Yes, Enter details below.

Insured's Name & Company	Business or Personal	Face Amount	Policy Number	Issue Year	Is Policy Being Replaced or Changed?	Is this a 1035 exchange?

Replacement

1. Has any Proposed Insured considered stopping premium payments, surrendering, replacing, forfeiting, assigning to the insurer or reducing your benefits under an existing policy or contract? __________

2. Is any Proposed Insured considering using or borrowing funds from your existing policies or contracts to pay premiums due on the new or applied for policy? __________

Intent to Transfer and Life Expectancy Evaluation

1. Is there any arrangement that has been established, or is being considered, to make a collateral assignment of the policy, or otherwise to transfer the policy, or any part of the policy, or any interest in the policy (including any interest in a Trust or other Entity with an interest in the policy)? __________

2. Has there been life expectancy evaluation of any Proposed Insured in the past two years or is there an arrangement which has been established or is being considered to perform one in the future? __________

3. Has any Proposed Insured settled or sold to a third party a Life Insurance policy in the past five years? __________

Financial Information

I. Financial Needs Benefit

1. What is the financial need for business or personal insurance?

Business Needs

_____ Buy/Sell
_____ Key Person
_____ Pension
_____ Split Dollar
_____ Deferred Compensation
_____ Executive Bonus

Personal Needs

_____ Death Benefit Protection
_____ Transfer of Estate Upon Death
_____ Charitable Giving
_____ Income Replacement
_____ Savings, Accumulation
_____ Retirement Funding
_____ Creditor Debt Protection

II. Personal Financial Information

1. What is the Proposed Insured's annual earned income? PI1 ______________ PI2 ______________
2. What is the Proposed Insured's other income? PI1 ______________ PI2 ______________
3. What is the Proposed Insured's net worth? PI1 ______________ PI2 ______________

PM8270COM
ICC17 PM8270COM
Rev. 07/21

Financial Information III. Business Financial Information 1. Assets Current Value $ /Previous Value $ 2. Liabilities Current Value $ /Previous Value $ 3. Gross Sales Current Value $ /Previous Value $ 4. Net Income Current Value $ /Previous Value $ 5. Fair Market Value of Business Current Value $ /Previous Value $ 6. How was the amount applied for determined? 7. What percentage of the business is Owned by the Proposed Insured(s)? % 8. Are other Partners/Owners/Executives insured or applying for Life Insurance with any company? If yes, please provide details, i.e., name, amount, company. PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Term Coverage Guaranteed Convertible Term® 10 15 20 30 1. Face Amount (Excluding Riders) $ I. Riders Accidental Death Benefit Rider $ Children’s Term Insurance Rider Number of Units Waiver of Premium Disability Waiver of Premium Rider with Automatic Conversion Disability Waiver of Premium Rider PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Term Coverage Protection Non-Convertible Term® 10 15 20 30 1. Face Amount (Excluding Riders) $ l. Riders Accidental Death Benefit Rider $ Children’s Term Insurance Rider Number of Units Disability Waiver of Premium Rider PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Whole Life Coverage Guaranteed Whole Life 1. Face Amount (Excluding Riders) $ 2. Flexible Protection Rider $ 3. Total Initial Coverage $ 4. Whole Life Policy Payment Period (Number of Years) I. Riders Accelerated Death Benefit Rider Accidental Death Benefit Rider $ Children’s Term Insurance Rider Number of Units Chronic Illness Accelerated Benefit Rider Guaranteed Purchase Option Rider $ Overloan Protection Benefit Rider Paid Up Additions (PUA) Accelerated Permanent Paid Up Additions Rider—PUA Rider Period (Number of Years) Enhanced Permanent Paid Up Additions Rider—PUA Rider Period (Number of Years) Supplemental Exchange Rider Surrender Value Enhancement Rider Waiver of Premium Disability Waiver of Premium Rider Enhanced Disability Waiver of Premium Rider II. Dividend Option Cash Paid-Up Additions Accumulate at Interest Premium Reduction Other III. Additional Product Features 1. PUA Rider (PUAR) (a) Annual Payment Limit $ 2. Automatic Premium Loan 3. Automated Premium Oï¬€set Program (a) Automated Premium Oï¬€set Program to Pay Premium (b) The year of the policy in which the Dividend/PUA Surrender is to begin PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Automated Premium set Program Disclosure • The Automated Premium Offset Program will automatically surrender Dividends/PUA’s in the year of the policy chosen. • Please be aware that Dividends are not guaranteed. • Once initiated, the program does not guarantee that dividends will always offset premiums in future years. To fully guarantee that no future premiums will be required, a guaranteed Policy Payment Period may be selected at issue to fit your needs. • If Dividends and/or PUA’s are less than the total annual premium amount due as of the Policy Anniversary, this program will be discontinued and direct billing will resume. • Surrendering Dividends and/or PUA’s may result in a Modified Endowment Contract and/or a reduction in death benefit. • Outstanding Loans may impact the availability of this program. • The Automated Premium Oï¬€set Program is not available with a Reduced Premium Dividend Option. PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Universal Life Coverage Guaranteed Protection UL 1. Face Amount (Excluding Riders) $ 2. Definition of Life Insurance I. Riders Accelerated Death Benefit Rider Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider $ Children’s Term Insurance Rider Number of Units Chronic Illness Accelerated Benefit Rider Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Supplemental Exchange Rider PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Universal Life Coverage Protection UL 1. Face Amount (Excluding Riders) $ 2. Definition of Life Insurance 3. Death Benefit Option I. Riders Accelerated Death Benefit Rider Accidental Death Benefit Rider $ Children’s Term Insurance Rider Number of Units Chronic Illness Accelerated Benefit Rider Disability Waiver of Monthly Deductions Rider Guaranteed Increase Option Rider $ Supplemental Exchange Rider PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Indexed Universal Life Coverage Accumulation Builder Flex® IUL 1. Face Amount (Excluding Riders) $ 2. Supplemental Term Insurance Rider $ 3. Total Initial Coverage $ 4. Definition of Life Insurance 5. Death Benefit Option I. Riders Accelerated Death Benefit Rider Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider $ Children’s Term Insurance Rider Number of Units Chronic Illness Accelerated Benefit Rider Disability Waiver of Monthly Deductions Rider Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Overloan Protection Benefit Rider Return of Premium Term Insurance Rider Supplemental Exchange Rider Surrender Benefit Enhancement Rider Waiver of Surrender Charges Rider II. Additional Product Features 1. Premium Allocation % Classic S&P 500 Indexed Account % High Cap S&P 500 Indexed Account % High Floor S&P 500 Indexed Account % Enhanced S&P 500 Indexed Account % Uncapped S&P 500 Indexed Account % Fixed Account % DCA Account 2. Dollar Cost Averaging (DCA) Allocation Would you like to elect your premium allocation from the DCA Account to an Index Account below? % Classic S&P 500 Indexed Account % High Cap S&P 500 Indexed Account % High Floor S&P 500 Indexed Account % Enhanced S&P 500 Indexed Account % Uncapped S&P 500 Indexed Account 3. Loan Election PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Indexed Universal Life Coverage Accumulation Builder Flex® IUL Indexed Account Disclosure The S&P 500 is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and have been licensed for use by The Penn Insurance and Annuity Company and its affiliates. Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI. The product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500. PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Variable Universal Life Coverage Diversified Advantage Variable Universal LifeSM 1. Face Amount (Excluding Riders) $ 2. Supplemental Term Insurance Rider $ 3. Total Initial Coverage $ 4. Definition of Life Insurance 5. Death Benefit Option I. Riders Accelerated Death Benefit Rider Accidental Death Benefit Rider $ Additional Insured Term Insurance Rider $ Cash Value Enhancement Rider Children’s Term Insurance Rider Number of Units Chronic Illness Accelerated Benefit Rider Disability Waiver of Monthly Deductions Rider Disability Waiver of Stipulated Premium Rider (Disability Completion Benefit) Guaranteed Increase Option Rider $ Overloan Protection Benefit Rider Supplemental Exchange Rider Waiver of Surrender Charges Rider II. Additional Product Features 1. Dollar Cost Averaging (DCA) Allocation Would you like to elect DCA using the Money Market Fund? Please transfer monthly from the Money Market Fund into the funds selected below. Would you like to elect DCA using the 12-Month DCA Account? Please transfer funds in 12-Monthly installments into the funds selected below. 2. Automatic Asset Rebalancing (AAR) Would you like to elect to have the total of the assets in all funds automatically rebalanced on the last business day of each calendar quarter into the funds selected below? 3. Monthly Deduction Allocation Do you want to specify the investment options from which certain monthly charges will be deducted as selected below? PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information

4. Allocations

COL A INITIAL & SUB PMTS.	INVESTMENT OPTIONS	INVESTMENT MANAGERS	COL B DCA	COL C DCA from 12 month (not available for VMAX II and VUL 3)	COL D AAR	COL E Mo. Deduction Allocation (not available for VMAX II and VUL 3)
%	SMID Cap Value Fund	AllianceBernstein	$	%	%	%
%	Large Cap Value Fund	AllianceBernstein	$	%	%	%
%	Mid Core Value Fund	American Century	$	%	%	%
%	Real Estate Securities Fund	Cohen & Steers Capital Management	$	%	%	%
%	Mid Cap Growth Fund	Delaware Investments Fund Advisers	$	%	%	%
%	Large Core Value Fund	Eaton Vance Management	$	%	%	%
%	Small Cap Value Fund	Goldman Sachs Asset Management	$	%	%	%
%	SMID Cap Growth Fund	Goldman Sachs Asset Management	$	%	%	%
%	Mid Cap Value Fund	Janus Capital Management LLC	$	%	%	%
%	Small Cap Growth Fund	Janus Capital Management LLC	$	%	%	%
%	Large Cap Growth Fund	MFS Investment Management	$	%	%	%
%	Large Core Growth Fund	Morgan Stanley Investment Mgmt.	$	%	%	%
%	Money Market Fund	Penn Mutual Asset Management, LLC	N/A	%	%	%
%	Limited Maturity Bond Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Quality Bond Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	High Yield Bond Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Balanced Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Aggressive Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Moderately Aggressive Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Moderate Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Moderately Conservative Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Conservative Allocation Fund	Penn Mutual Asset Management, LLC	$	%	%	%
%	Index 500 Fund	State Street Global Advisors	$	%	%	%
%	Small Cap Index Fund	State Street Global Advisors	$	%	%	%
%	Developed International Index Fund	State Street Global Advisors	$	%	%	%
%	Flexibly Managed Fund	T. Rowe Price Associates	$	%	%	%
%	Large Growth Stock Fund	T. Rowe Price Associates	$	%	%	%
%	Emerging Markets Equity Fund	Vontobel Asset Management, Inc.	$	%	%	%
%	International Equity Fund	Vontobel Asset Management, Inc.	$	%	%	%
%	Traditional Fixed Account	The Penn Mutual Life Insurance Company	N/A	N/A	N/A	%
%	12-Month DCA Account	The Penn Mutual Life Insurance Company	N/A	N/A	N/A	N/A
%	Classic 1% Floor S&P 500 Indexed Account	The Penn Mutual Life Insurance Company	$	%	N/A	%
%	Enhanced S&P 500 Indexed Account	The Penn Mutual Life Insurance Company	$	%	N/A	%
%	Uncapped S&P 500 Indexed Account	The Penn Mutual Life Insurance Company	$	%	N/A	%
100%	TOTALS		$	100%	100%	100%

Variable Universal Life Disclosures

S&P Indexed Account Disclosure

The S&P 500 Index is a product of S&P Dow Jones Indices LLC, a division of S&P Global, or its affiliates ("SPDJI"), and has been licensed for use by Penn Insurance and Annuity Company. Standard & Poor's® and S&P® are registered trademarks of Standard & Poor's Financial Services LLC, a division of S&P Global ("S&P"); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC ("Dow Jones"); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Penn Insurance and Annuity Company. This product is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or their respective affiliates and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500 Index.

PM8270COM
ICC17 PM8270COM
Rev. 07/21

Product Information Dollar Cost Averaging (DCA) Account Disclosure The following disclosures are regarding the DCA Account: Any residual funds in the 12-month DCA Account will automatically transfer to the allocation on record at the end of each 12-month period. The first DCA transfers will take place on the first monthly anniversary after the Free Look period ends. DCA transfers will continue monthly anytime the balance in the Money Market fund is above the minimum. DCA transfers will not take place if the policy enters a grace period. Automatic Asset Rebalancing (AAR) Disclosure Automatic Asset Rebalancing will continue quarterly until the Company receives a written or telephone request for the Owner to terminate. Monthly Deduction Allocation Disclosure Any residual funds in the Money Market (less than the minimum) will automatically transfer to the allocation on record. Authorization for Fund Transfer The Financial Professional may request transfers of account values pursuant to my instructions. Variable Product Disclosure I acknowledge that a prospectus was received. I acknowledge and understand that: (a) The Death Benefit may increase or decrease depending on the investment experience. (b) The Cash Value may increase or decrease depending on the investment experience. (c) The policy will lapse if the net cash surrender value becomes insuï¬ƒcient to cover policy charges and the term of the no-lapse provision of this policy (if applicable) have not been met. I acknowledge as the Owner that this policy will meet my insurance and financial objectives. PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Variable Universal Life Coverage Protection Variable Universal Life 1. Specified Amount (Excluding Riders) $ 2. Definition of Life Insurance 3. Death Benefit Option I. Riders Accelerated Death Benefit Rider Accidental Death Benefit Rider $ Children’s Term Insurance Rider Number of Units Chronic Illness Accelerated Benefit Rider Disability Waiver of Monthly Deductions Rider No-Lapse Guarantee Rider II. Additional Product Features 1. Dollar Cost Averaging (DCA) Allocation Would you like to elect DCA using the 12-Month DCA Account? Please transfer funds in 12-Monthly installments into the funds selected below. 2. Automatic Asset Rebalancing (AAR) Would you like to elect to have the total of the assets in all funds automatically rebalanced on the last business day of each calendar quarter into the funds selected below? 3. Monthly Deduction Allocation Do you want to specify the investment options from which certain monthly charges will be deducted as selected below? PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information 4. Allocations COL A INVESTMENT INVESTMENT COL B COL C COL D INITIAL & OPTIONS MANAGEMENT DCA from 12 AAR Mo. SUB PMTS. month Deduction % Total Stock Market Index The Vanguard Group, Inc. % % % % Total Bond Market Index The Vanguard Group, Inc. % % % % Mid-Cap Index The Vanguard Group, Inc. % % % % Global Bond Index The Vanguard Group, Inc. % % % Total International Stock Market % The Vanguard Group, Inc. % % % Index % Equity Index The Vanguard Group, Inc. % % % % Conservative Allocation The Vanguard Group, Inc. % % % % Moderate Allocation The Vanguard Group, Inc. % % % The Penn Insurance % Short-Term Fixed Account N/A N/A % and Annuity Company The Penn Insurance % Traditional Fixed Account N/A N/A % and Annuity Company The Penn Insurance % 12-Month DCA Account N/A N/A N/A and Annuity Company 100 % Totals 100% 100% 100 % PM8270COM Rev. 07/21 ICC17 PM8270COM

Product Information Dollar Cost Averaging (DCA) Account Disclosure The following disclosures are regarding the DCA Account: Any residual funds in the 12-month DCA Account will automatically transfer to the allocation on record at the end of each 12-month period. Automatic Asset Rebalancing (AAR) Disclosure Automatic Asset Rebalancing will continue quarterly until the Company receives a written or telephone request for the Owner to terminate. Authorization for Fund Transfer The Financial Professional may request transfers of account values pursuant to my instructions. Variable Product Disclosure I acknowledge that a prospectus was received. I acknowledge and understand that: (a) The Death Benefit may increase or decrease depending on the investment experience. (b) The Cash Value may increase or decrease depending on the investment experience. (c) The policy will lapse if the net cash surrender value becomes insuï¬ƒcient to cover policy charges and the terms of the no-lapse provision of this policy (if applicable) have not been met. I acknowledge as the Owner that this policy will meet my insurance and financial objectives. PM8270COM Rev. 07/21 ICC17 PM8270COM

Lifestyle Information 1. Does the Proposed Insured intend to reside or travel outside the United States within the next 24 months other than vacation of not more than two weeks? 2. Within the past two years, has the Proposed Insured flown or taken instruction as a pilot or crew member or does the Proposed Insured intend to do so within the next two years? 3. Within the past two years, has the Proposed Insured engaged in any kind of motor vehicle or boat racing, scuba or sky diving, hang gliding, base jumping, mountain or rock climbing, big game hunting or does the Proposed Insured intend to do so within the next two years? 4. Within the past three years has the Proposed Insured been convicted of a moving violation? 5. Has the Proposed Insured had their driver’s license suspended or revoked or been convicted of a DUI (Driving Under the Influence of alcohol or drugs) within the past five years? 6. Within the last ten years has the Proposed Insured been convicted of or have such charge currently pending with the commission of any felony or misdemeanor—other than the violation of a motor vehicle law? 7. Is the Proposed Insured a member or entered into a written agreement to become a member of any armed forces or military reserve? 8. Has the Proposed Insured declared bankruptcy? 9. Is the Proposed Insured currently receiving or within the past five years have they received or applied for any disability benefits, including Workers Compensation, Social Security Disability Insurance, or any other form of disability insurance? Physician and Health Information I. Personal Physician Information 1. Has the Proposed Insured consulted a physician within the past five years? II. Health Questions 1. Does the Proposed Insured currently use or have they ever used tobacco or products in any form containing nicotine? (e.g. cigarettes, cigars, pipes, chewing tobacco, nicotine gum, nicotine patches, or any other nicotine delivery system) 2. Height (Ft./In.) 3. Weight (Lbs.) 4. Has the Proposed Insured’s weight changed in the last year? 5. During the past ten years, has a licensed member of the medical profession treated the Proposed Insured for, or made a diagnosis of: (a) High blood pressure, chest discomfort, heart attack, heart murmur or other circulatory or heart disorder? (b) Diabetes, sugar in urine, thyroid disorder, elevated cholesterol or other endocrine or metabolic disorder? (c) Asthma, bronchitis, emphysema, shortness of breath, sleep apnea or other lung or respiratory disorder? (d) Hepatitis, cirrhosis, ulcer, colitis or other disorder of the stomach, liver or digestive system? (e) Anemia, leukemia or other blood or clotting disorder? (f) Arthritis, gout, back or joint pain, bone fracture, muscle disorder or other disorder of the skin? (g) Seizures, stroke, fainting, paralysis, falls, loss of consciousness, mental or emotional disorder or other disorder of the brain or nervous system? (h) Alzheimer’s disease, dementia, memory impairment, Parkinson’s disease or other progressive neurological disease? (i) Cancer, tumor, polyp or cyst? (j) Disorder of eyes, ears, nose or throat? (k) Kidney, bladder, urinary, reproductive organ, breast or prostate disorder? PM8270COM Rev. 07/21 ICC17 PM8270COM

Physician and Health Information 6. Within the past ten years has the Proposed Insured ever been tested by a licensed member of the medical profession for having Acquired Immune Deficiency Syndrome (AIDS), AIDS Related Complex (ARC), or any disorder of the immune system not related to the Human Immunodeficiency Virus (HIV) or tested positive for HIV antibodies? 7. Has the Proposed Insured used marijuana in the last 12 months? 8. In the last ten years, has the Proposed Insured used Cocaine, Heroin, Narcotics, Hallucinogens, or other controlled substances (not prescribed by a licensed member of the medical profession)? 9. Has the Proposed Insured ever been advised by a licensed member of the medical profession to limit or discontinue the use of alcohol or drugs, sought or received treatment or counseling by a licensed member of the medical profession or participated in a self-help group for alcohol or drug use? 10. To the best of your knowledge and belief, or other than previously stated, has the Proposed Insured within the past five years: (a) Consulted a licensed member of the medical profession, had a check-up, illness, surgery or been hospitalized? (b) Had an electrocardiogram, exercise treadmill test, echocardiogram, X-ray, blood test or other diagnostic test, excluding HIV related tests? (c) Been advised by a licensed member of the medical profession to have, or schedule, any diagnostic test, hospitalization or surgery which was not completed, excluding HIV related tests? (d) Taken any medication(s), including non-prescription/over-the-counter medication for medical condition that you have not already disclosed? Please enter the medical condition(s) you are treating with these medications, supplements or homeopathic remedies. 11. To the best of your knowledge and belief, has a parent of the Proposed Insured died or been diagnosed or treated by a licensed member of the medical profession with diabetes, cancer, neuromuscular disorder, kidney or heart disease prior to the age of 60? Children’s Term Insurance Rider 1. Do you want to add a Children’s Term Insurance Rider to your policy? 2. How many children do you want to include with the Children’s Term Insurance Rider? 3. Are all children including those not covered under this rider equally insured? 4. Do children reside with the Proposed Insured? What is the child’s If School Date of Birth Height Weight Child’s Name (First, Middle, Last, Suï¬ƒx) relationship to the Age, Current Proposed Insured? Grade (Ft./In.) (Lbs.) 5. Has any child been absent from school or work for more than five consecutive days due to illness or injury within the past 12 months? 6. Has any child ever been treated for or diagnosed by a licensed member of the medical profession with any disease of the heart or circulatory system, lungs, kidney, tumor or cancer, diabetes, elevated blood pressure, nervous, blood or joint disorder, disorder of stomach, liver, intestines, paralysis, accident or alcohol/drug abuse? 7. Has any child been diagnosed by a licensed member of the medical profession or tested positive for Human Immunodeficiency Virus (HIV) or Acquired Immune Deficiency Syndrome (AIDS)? 8. Has any child ever had any operation, medical treatment or physical exam by a licensed member of the medical profession within the past two years? PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Accelerated Benefit Chronic Illness Disclosure Statement Description of the Accelerated Benefit You may choose to accelerate a part of your death benefit for a covered Chronic Illness. Upon acceleration, your policy will be aï¬€ected, as described in your Policy. Limitation of the Accelerated Benefit The accelerated death benefits rider may provide benefits to pay for long-term care services, but it is NOT a long-term care policy or nursing home insurance policy. The amount this rider pays you may not be enough to cover your medical, nursing home or other bills. Although payments of accelerated benefit payments provided by this rider are intended to qualify for favorable tax treatment, accelerated benefits payable under this rider MAY BE TAXABLE IN SOME CIRCUMSTANCES. We recommend that you contact a tax advisor when making tax-related decisions about electing to receive and use benefits from an accelerated death benefits rider. Consequences of this Benefit Receipt of accelerated death benefits under this rider MAY AFFECT MEDICAID and SUPPLEMENTAL SECURITY INCOME (SSI) ELIGIBILITY. Without exercising your option to accelerate benefits, the mere fact that you own a policy with an accelerated death benefits rider may aï¬€ect your eligibility for these government programs. In addition, exercising the option to accelerate benefits and receiving those benefits before you apply for these programs, or while you are receiving government benefits, may aï¬€ect your initial or continued eligibility. Contact the Medicaid Unit of your local Division of Medical Assistance and the Social Security Administration for more information. Eï¬€ect on Death Benefit The Death Benefit will be reduced by the amount of Death Benefit that has a present value equal to the Accelerated Benefit Payment (ABP). Eï¬€ect on the Policy The Policy will be subject to pro-rata reductions based on the percentage decrease in the Death Benefit. These pro rata reductions will be made to the Specified Amount, cash value, dividends, and paid-up additions for a Whole Life Policy, and the Specified Amount, policy value, cash surrender value and surrender charge for a Flexible Premium Adjustable Life Insurance Policy. The remaining portions of the policy values, such as premiums and monthly deductions, will be as if the Policy had been originally issued at the reduced amount. The ABP will first be used to repay a pro rata share of any Policy Debt. The Policy Debt reduction will not exceed the amount of the ABP. For a Flexible Premium Adjustable Life Insurance Policy with a No Lapse Guarantee Requirement based on Accumulated Premiums exceeding Accumulated No Lapse Premiums, both the Accumulated Premiums and Accumulated No Lapse Premiums to date will be reduced by the percentage of the Death Benefit decreased. For a Flexible Premium Adjustable Life Insurance Policy with a No Lapse Guarantee Requirement based on a No Lapse Guarantee Account, the No Lapse Guarantee Account value will be reduced by the percentage of the Death Benefit decreased. Medical Condition(s) Enabling Acceleration of Death Benefits Chronic Illness means a condition because of which an individual has been certified by a licensed health care practitioner within the last 12 months as: (a) Being unable to perform at least two Activities of Daily Living without Substantial Assistance from another person due to a loss of functional capacity for a period of at least 90 consecutive days; or (b) Requiring substantial supervision by another person for a period of at least 90 consecutive days to protect the Insured from threats to health and safety due to Severe Cognitive Impairment. The licensed health care practitioner must also certify that continuous care in an eligible facility or at home is expected to be required for the remainder of the Insured’s life when the Insured has a Chronic Illness. Please refer to your Policy for more details. Premium and Administrative Expense Charges There is no charge or required premium for the Accelerated Benefit for Chronic Illness Rider on your Policy. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Notice and Consent for Employer Owned Insurance The undersigned Insured hereby consents to being Insured for the initial maximum amount of insurance indicated in the Product Section of this application. The undersigned Insured understands and consents that the Insured’s employer has been indicated as the Owner and Primary Beneficiary of the life insurance policy, and that the employer may continue to maintain the life insurance policy beyond the term of the Insured’s employment. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Important Information for Military Personnel Separate and apart from the purchase of any Penn Mutual Life Insurance or Penn Insurance and Annuity policy, members of the U.S. Armed Services, their spouses and dependent children may purchase subsidized life insurance through the Federal Government under the Servicemember’s Group Life Insurance (SGLI) program. Life insurance coverage under the SGLI program is currently available in $50,000 increments up to a coverage maximum of $400,000. The premium rate for basic SGLI life insurance is currently 6.5 cents per $1,000 of coverage. Additional information about the SGLI program is available from the Federal Government under subchapter III of chapter 19 of title 38, United States Code, can be found online at www.insurance.va.gov. The Penn Mutual Life Insurance or Penn Insurance and Annuity product currently being discussed or considered is not oï¬€ered through the SGLI program or otherwise provided, sanctioned or recommended by the Federal Government; nor is it intended to replace any coverage you already have through the SGLI program. The purchase of life insurance under the SGLI program does not preclude you from also purchasing coverage from Penn Mutual Life Insurance or Penn Insurance and Annuity. You may purchase the Penn Mutual Life Insurance or Penn Insurance and Annuity policy regardless of whether or not you purchase or already have SGLI program coverage. The Penn Mutual Life Insurance or Penn Insurance and Annuity illustration will provide the terms and circumstances under which any funds accumulated in a savings account or feature of the Penn Mutual Life Insurance or Penn Insurance and Annuity policy may be diverted to pay, or reduced to oï¬€set, premiums due for continuation of coverage. Any person receiving a referral fee or incentive compensation in connection with the oï¬€er or sale of the Penn Mutual Life Insurance or Penn Insurance and Annuity insurance product is a licensed Advisor of the issuing company. I have reviewed and understand the above Important Information for Military Personnel and acknowledge that I received this information in connection with my application for life insurance through Penn Mutual Life Insurance or Penn Insurance and Annuity. I also acknowledge that there has been no attempt to sell or oï¬€er on a military installation any Penn Mutual Life Insurance or Penn Insurance and Annuity policy to me or any dependent. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Advanced Temporary Insurance Agreement This Company provides an advance life insurance protection, for a limited period of time in connection with the application dated , for Life Insurance on the Proposed Insured(s). If a Proposed Insured dies while this advance life insurance protection is in eï¬€ect, the Company will pay in accordance with the terms and conditions of the policy applied for to the beneficiary designated in the application the (1) amount of all death benefits applied for in the Application up to a maximum of $1,000,000, including any accidental or supplemental death benefits, if applicable, minus (2) the term charge calculated using the company’s currently sold One Year Term policy payment in the amount of $ . In order for all or any part of any Accidental Death Benefit amount to be included in the Death Benefit for a Proposed Insured, the Accidental Death Benefit Rider must be applied for with respect to such Proposed Insured, and the death of such Proposed Insured must have been such that the Accidental Death Benefit would be payable if the Accidental Death Benefit Rider of the policy applied for were in force. Date Coverage Begins Advance life insurance protection will begin on the date the signed Application has been completed and submitted to the Company. Date Coverage Terminates Advance Life Insurance protection will terminate on the earliest of: (a) 14 days from the Date Coverage Begins, or (b) the date that insurance takes eï¬€ect under the policy applied for, or (c) the date a policy, other than as applied for, is oï¬€ered to the Applicant Limitations (a) In no event will a death benefit be paid under both the Advance life insurance protection and the policy applied for on the Application. (b) Fraud or material misrepresentations in the Application invalidate this Agreement. (c) If the Proposed Insured dies by suicide, the Company’s liability follows the contestable period in the policy. (d) If the Proposed Insured is referred to the company’s underwriting team for further evaluation, the Advance life insurance protection does not apply. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Temporary Insurance Agreement Temporary Life Insurance is an Agreement provided for a Limited Amount of Life Insurance Protection, for a Limited Period of time, subject to the terms of this Agreement. Advance payment in the amount of $ is required in connection with this Application. Terms and Conditions If money has been accepted by the Company as advance payment for an application for Life Insurance and a Proposed Insured dies while this temporary insurance is in effect, in accordance with the terms and conditions of the plan applied for, the Company will pay to the beneficiary designated in the application the lesser of (a) the amount of all death benefits applied for in the Application, including any accidental or supplemental death benefits, if applicable, or (b) $1,000,000. In no event shall the total benefit payable under this Agreement and under any other Temporary Insurance Agreement with the Company exceed $1,000,000 with respect to ALL Proposed Insured(s). In order for all or any part of any Accidental Death Benefit amount to be included in the Temporary Insurance Agreement Death Benefit for a Proposed Insured, the Accidental Death Benefit Rider must be applied for with respect to such Proposed Insured, and the death of such Proposed Insured must have been such that the Accidental Death Benefit would be payable if the Accidental Death Benefit Rider of the policy applied for were in force. Date Coverage Begins Temporary Life Insurance under this Agreement will begin on the date of this Agreement but only if the sections of the signed Application have been completed on the same date and the required premium reflected above is received on the date of this Agreement. If an exam is required, the exam must be scheduled within five days of signing this agreement and the results must be received in the Home Oï¬ƒce within 30 days of the date of the Agreement. Date Coverage Terminates Temporary Life Insurance under this Agreement will terminate on the earliest of: (a) On the 31st day after the date of this Agreement, if any requested exam results have not been received in the Home Oï¬ƒce; or (b) 90 days from the date of the Agreement, or (c) The date that insurance takes eï¬€ect under the policy applied for, or (d) The date a policy, other than as applied for, is oï¬€ered to the Applicant, or (e) The date the Company mails notice of termination of coverage and/or returns prepayment to the premium notice address designated in the Application. The Company may terminate coverage at any time. Limitations (a) In no event will a death benefit be paid under both the Agreement and the policy applied for in this Application. (b) Fraud or material misrepresentations in this Application invalidate this Agreement and the Company’s only liability is for refund of any payment made. (c) If the Proposed Insured dies by suicide, the Company’s liability under this Agreement is limited to a refund of payment made. (d) There is no coverage under this Agreement if the check or draft submitted as payment is not honored by the bank. (e) No one, including a Financial Professional, is authorized to waive or modify any of the terms or conditions of this Agreement. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Medical Transfer Statement To be completed if submitting medical examinations from another insurance company for the Proposed Insured. Insurance Company Name Examination Date (a) To the best of your knowledge and belief, are the statements in the above examination true and complete today for the Proposed Insured? (b) Has the Proposed Insured consulted a member of the medical profession since the examination indicated above? If Yes, please provide details below. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Authorization Name of Proposed Insured (First, Middle, Last) Date of Birth I, listed above, hereby authorize: (a) any physician, health care provider, health plan, medical professional, hospital, clinic, laboratory, pharmacy, pharmacy benefit manager or other medical or health care facility that has provided payment, treatment or services to me or on my behalf; (b) any insurance company; and, (c) MIB, Inc., to disclose my entire medical record and any other protected health information concerning me to the Underwriting Department of The Penn Mutual Life Insurance Company, its subsidiaries, aï¬ƒliates, third party administrators and reinsurers (herein Company). I understand that such information may include records relating to my physical or mental condition such as diagnostic tests, physical examination notes, and treatment histories, which may include information regarding the diagnosis and treatment of human immunodeficiency virus (HIV) infection, sexually transmitted diseases, mental illness, the use of alcohol, drugs and tobacco, my prescription records, and history of medication prescribed, but excludes psychotherapy notes. I acknowledge that any agreements I have made to restrict my protected health information do not apply to this Authorization, and I instruct any physician, health care provider, health plan, medical professional, hospital, clinic, laboratory, pharmacy, pharmacy benefit manager or other medical or health care facility to release and disclose my entire medical record without restriction. I understand and authorize the use and disclosure of my medical or health information for purposes of and in connection with underwriting of my application for insurance with the Company, determining the premium for the insurance, obtaining reinsurance, servicing my insurance and administering coverage, evaluating any claim for insurance benefits and conducting other legally permissible activities that relate to any coverage for which I have applied. I authorize the Company, or its reinsurers, to make a brief report of my personal health information to MIB, Inc. I also authorize the Company to disclose any information it obtains about me to any other life insurance company with which I do business. I also authorize the Company to release information about me to its reinsurers, underwriting service providers or other persons or organizations performing business, professional or insurance functions for them or the Company. I understand that the Company will not disclose information it obtains about me except as authorized by this Authorization, as may be required or permitted by law, or as I may further authorize. I understand that if any disclosure of information to the Company is redisclosed as permitted by this Authorization, it may no longer be protected by applicable federal privacy law. Such information, however, may be protected by other state and federal privacy laws. I understand that: (a) this Authorization shall be valid for 24 months or time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery from the date I sign it; (b) I may revoke it at any time by providing written notice to the Underwriting Department of The Penn Mutual Life Insurance Company, Philadelphia, PA 19172 subject to the rights of any person who acted in reliance on it prior to receiving notice of its revocation; (c) my medical providers and payers may not refuse to provide treatment or payment for health care services if I refuse to sign this Authorization; (d) if I refuse to sign this Authorization, the Company may not be able to perform the underwriting necessary to process my life insurance application; (e) my authorized representative(s) and I are entitled to receive a copy of this Authorization upon request; and (f) a copy of this Authorization shall be as valid as the original. I acknowledge receiving an MIB, Inc. Notice, a Fair Credit Reporting Act Notice and a Notice of Information Practices and authorize the Company to obtain an investigative or other consumer report as described in the Fair Credit Reporting Act Notice. I acknowledge that I am the person stated below and have the authority to execute this Authorization and have read and understand this Authorization intending to be legally bound. By clicking, I consent to these terms and conditions on (date/time) If authorizing as a representative of the Proposed Insured, please provide name and relationship of representative’s authority. Name Relationship PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Fraud Warning Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal oï¬€ense and subject to penalties under state law. Certification of Owner’s Taxpayer ID Tax Certification I agree the following certification applies unless I indicate in the box below that I am not a U.S. Entity. Under penalties of perjury I certify that: 1. The number shown on this form is my correct social security number or taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3. I am a U.S. Citizen (including U.S. Resident Alien) or domestic business entity, and 4. I am exempt from FATCA reporting.* Note: Check the box below if you are unable to certify statement 2 and have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. I am subject to backup withholding as a result of failure to report all interest and dividends on my tax return. * The Penn Mutual Life Insurance Company and/or The Penn Insurance and Annuity Company requires FATCA (Foreign Account Tax Compliance Act) reporting only for certain non-U.S. payees that receive FATCA withholdable payments. You are not required to provide a FATCA exemption code. If the Trust is any of the below, please indicate: A non-grantor trust created or organized under foreign law. A grantor trust that is created or organized under foreign law. A U.S. grantor trust and the grantor is Non-Resident Alien individual. Attach a completed IRS Form W-8BEN-E or other W-8 appropriate for the status. Please obtain a current version of the form from www.irs.gov. A foreign person is subject to U.S. tax sourced income and a mandatory 30% withholding may apply (for tax treaty information and eligibility for a reduced rate, please see IRS Publication 515). Terms of Agreement—Consent to Electronic Signature and Electronic Document Delivery For the purposes of this consent form, “you”and “your” means that proposed Policy Owner/Applicant and “we”, “us”, “our” and “company” means The Penn Mutual Life Insurance Company and/or The Penn Insurance and Annuity Company and its successors and its assignees and Financial Professionals. Conducting business with the company electronically includes: signing and receiving documents electronically; signing documents electronically using electronic signature; and allowing the company to accept instructions regarding this policy from you electronically. You are not required to conduct business with the company electronically. However, if you choose to conduct business with the company electronically, you must agree to the following terms and conditions. Please read this document carefully prior to providing your consent. 1. Use of Electronic Signature—You are consenting to the use of your electronic signature on documents including or related to an application for life insurance, and agree that your electronic signatures on such document(s) is the legal equivalent of your manual signature. 2. Use of Voice Signature—You are consenting to the use of your voice signature on documents including or related to an application for life insurance, and agree that your voice signature on such document(s) is the legal equivalent of your manual signature. 3. Telephone Instructions—You are consenting to allowing the company to accept telephonic instructions from you in relation to this policy. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations 4. Scope of Communications to be Provided Electronically—You are consenting to the receipt of electronic documents in connection with an application for insurance and documents which may be sent to you as the owner of a policy. This includes current and future legal and regulatory disclosures, notices, correspondence, and other materials, which are referred to as communications in this document. The company may choose to provide communications in paper rather than electronically. 5. Method of Providing Communications to You in Electronic Form—All communications that we provide to you in electronic form will either be provided online as part of this insurance transaction or sent to you via email. 6. How to Withdraw or Reject Providing Consent—If you do not want to continue with this electronic transaction, you have the right to reject providing your consent. You can choose not to accept these terms and conditions by declining to sign this form, decline to sign any document in your signing session, or allow the transaction to expire. In that event, you can complete this transaction by requesting that a paper form(s) be mailed to you and returning the signed form(s) to the company. You may also sign this consent form, complete this transaction electronically and, after completion, you may withdraw your consent to sign or receive future communications electronically by contacting us at The Penn Mutual Life Insurance Company, Philadelphia, PA 19172 or by calling (800) 523-0650. In that event, the withdrawal of your consent will be eï¬€ective on the date we receive it and all future communications will be sent to you in paper at no additional expense. 7. Requesting Paper Copies—We will not send you a paper copy of communications provided electronically unless you request it. To obtain a paper copy, you may print it yourself or request a copy by contacting the company at the address or phone number shown above. 8. Communications in Writing—You are agreeing that all communications provided by the company electronically will be considered “in writing”. 9. Valid and Current Email Address, Notification and Updates—Your current valid email address is required in order for you to obtain documents electronically. You agree to keep the company informed of any changes in your email address. To update the email address to which the company sends electronic communications to you, contact the company at the address or phone number shown above. You can also send a secure email updating your email address to pmlweb@pennmutual.com. It is your responsibility to keep your email address current. 10. Hardware and Software Requirements—To conduct business with the company electronically, you will need the following minimum hardware and software requirements. Browsers: Safari 9.0 or above; Internet Explorer 10.0 or above (Windows Only); Google Chrome 50.0 or above. Mobile Signing: Apple iOS 4.0 or above. Android 2.2 or above. PDF Reader: Acrobat® or similar software may be required to view and print PDF files. To obtain free pdf software, go to [www.adobe.com] to download. Screen Resolution: 1024 x 168 minimum Enabled Security Settings: Allow per session cookies PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Acknowledgement and Signature of Owner You are agreeing that you have access to the Internet for the purposes of accepting electronic delivery of these documents. To retain copies of documents delivered to you electronically, you may save them, print them, or email them to where you can save or print them. To save an electronic copy, you may need up to [13,000 bytes] per page. You may also view your policy and any other information by logging onto www.pennmutual.com. You are responsible for installation, maintenance and operation of your computer, browser and software. There are inherent risks involved in using an online system such as Internet or electrical outages, malfunction of your computer, browser or software, computer viruses or related problems associated with the use of an online system. In agreeing to conduct business with the company electronically, you assume those risks. By electronically signing this form, you are confirming that: • You can access this information electronically as well as print and/or save the information electronically for your future reference. • You agree to the terms and conditions of this Consent to Electronic Signature and Electronic Document Delivery. • You wish to proceed with this electronic life insurance application process. Proper identification must be provided for all electronic and telephonic transactions. We have implemented reasonable controls and procedures to confirm that electronic and telephonic transactions are authorized and genuine. The company will be held harmless for any claim, liability, loss or cost when it has followed these procedures prior to processing a transaction. YOU SHOULD PRINT OR SAVE A COPY OF THIS AGREEMENT FOR YOUR RECORDS AND FOR FUTURE REFERENCE. PM8270COM Rev. 07/21 ICC17 PM8270COM

Disclosures, Acknowledgements and Representations Representation and Acknowledgment I (we), the Proposed Insured(s), and the Applicant(s) if other than the Proposed Insured(s), and the Applicant(s) on behalf of the Proposed Insured(s), if the Proposed Insured(s) is (are) age 17 or less or the age of majority required by the state where the policy is issued for delivery and the Applicant(s) is (are) authorized under applicable law to make such a representation on behalf of the Proposed Insured(s), represent that the Authorization, statements and answers in this application are written as made by me (us) and are complete and true to the best of my (our) knowledge and belief. I (we) the Proposed Insured(s), or the Applicant(s) if other than the Proposed Insured(s) agree that they will be a part of the contract of insurance if issued, that I (we) will be bound by such statements and answers, and that the Company, believing them to be true, will rely and act upon them. I (we) also understand and agree that: 1. Subject to any coverage provided under the terms and provisions of a Temporary Insurance Agreement, if applicable, no insurance coverage will be in force until the first modal premium is paid in full AND a life insurance policy has been issued and delivered to the policy owner while the health, habits, occupation, financial circumstances and other facts relating to the Proposed Insured(s) and are the same as described in this application, any other forms required by the Company, and any amendments or supplements to them. 2. Notice to or knowledge of an Financial Professional or a medical examiner is not notice to or knowledge of the Company, and no Financial Professional or medical examiner is authorized to accept risks, to pass upon acceptability for insurance or to modify any contract of insurance. 3. Acceptance of any policy issued based on this application will be a ratification of any amendments or corrections noted by the Company, except that if required by statute, regulation or Interstate Insurance Product Regulation Commission standard, any change in amount, age, plan of insurance, additional benefits or classification must be agreed to in writing. If Proposed Insured is under age 18 or the age of majority required by the state where the policy is issued for delivery, parent or guardian must sign and provide relationship. Signature of Proposed Insured 1 or Authorized Representative 1 Date City and State Relationship Signature of Proposed Insured 2 or Authorized Representative 2 Date City and State Relationship Owner’s Name: First, Middle, Last (suï¬ƒx, optional) Owner’s Signature Date City and State Financial Professional’s Certification I certify to the best of my knowledge and belief the answers to the questions in all parts of this application are true and correct. I further certify to the best of my knowledge and belief this policy will will not replace or change any existing life insurance or annuity policy now in force. I also acknowledge that I have delivered the Important Notices (Life Insurance Buyer’s Guide and Notice of Insurance Information Practices) to the Proposed Insured(s) and/or Proposed Owner. Signature of Financial Professional Date Financial Professional Name and License Identification Number Signature of Financial Professional Date Financial Professional Name and License Identification Number PM8270COM Rev. 07/21 ICC17 PM8270COM